UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2011
GTSI Corp.
(Exact name of registrant as specified in its charter)

Delaware	I-34871	54-1248422

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2553 Dulles View Drive, #100 Herndon, Virginia	20171-5219

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 502-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
GTSI Corp.(“GTSI”) entered into a Second Amended and Restated Credit Agreement, effective as of May 31, 2011, with Castle Pines Capital LLC (“CPC”) and Wells Fargo Capital Finance, LLC (“WFCF”), formerly known as Wells Fargo Foothill, LLC (the “Second Amended and Restated Agreement”). The Second Amended and Restated Agreement amends and restates GTSI’s Amended and Restated Credit Agreement, effective as of October 19, 2010, by and among GTSI, CPC and WFCF (the “Amended and Restated Agreement”), which amended and restated GTSI’s Credit Agreement, effective as of May 27, 2009 by and among GTSI, CPC and WFCF (the “Original Credit Agreement”). For a discussion of the Original Credit Agreement and the Amended and Restated Credit Agreement see GTSI’s Form 8-K Reports filed with the Securities and Exchange Commission (the “SEC”) on June 2, 2009 and October 25, 2010, which reports are hereby incorporated by reference into this Item 1.01. For a discussion of the Second and Third Amendments to the Original Credit Agreement, see GTSI’s Form 8-K Report filed with the SEC on September 21, 2010, which report is also hereby incorporated by reference into this Item 1.01.
The Second Amended and Restated Agreement incorporates the Amended and Restated Agreement. The Second Amended and Restated Agreement extended the maturity date of the $100 million facility to May 31, 2014. Other than as noted above, there were no other material changes made to the Amended and Restated Credit Agreement.
The foregoing description of the Second Amended and Restated Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Agreement, a copy of which is filed herewith as Exhibit 10.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information above under in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
10.2 Second Amended and Restated Credit Agreement, effective as of May 31, 2011, among GTSI Corp., Castle Pines Capital LLC and Wells Fargo Capital Finance, LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.
By:	/s/ Peter Whitfield
Peter Whitfield,
Sr. Vice President & CFO

Date: June 7, 2011

4